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                                                                 Exhibit 99(vii)

                                     Consent

         Reference is made to the Registration Statement on Form S-4 , and to the Joint Proxy Statement/Prospectus which forms a part thereof (together, the "Registration Statement"), to be filed with the Securities and Exchange Commission by SPX Corporation in connection with its combination with General Signal Corporation. In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person who is about to become a director of SPX Corporation.



                                          /s/ Emerson U. Fullwood
                                          -----------------------
August 6, 1998                            Emerson U. Fullwood